UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

Talos Energy Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38497	82-3532642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 328-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on June 30, 2026, Talos Ocho Energy LLC (“Talos Ocho”), a Delaware limited liability company and an indirect wholly owned subsidiary of Talos Energy Inc., a Delaware corporation (“Talos” or the “Company”), and RE Fund V Holdco II Infrastructure, LLC, a Delaware limited liability company and an affiliate of Ridgewood Energy Corporation (together with Talos Ocho, the “Buyers”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Shell Offshore Inc., a Delaware corporation (“Seller”), pursuant to which the Buyers agreed to acquire certain oil and gas properties and related assets located in the Outer Continental Shelf in the Mississippi Canyon area of the Gulf of America, including interests in the Na Kika and Coulomb deepwater producing assets (the “PSA Assets”), for an unadjusted aggregate cash purchase price of $1,700 million, subject to certain customary adjustments set forth in the Purchase Agreement (the “Acquisition”). The Acquisition has an economic effective date of July 1, 2025.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

On September 22, 2026 (the “Closing Date”), the Buyers consummated the Acquisition, with Talos Ocho acquiring a 50% working interest in and operatorship of the Coulomb field and a 25% working interest in the BP-operated Na Kika platform and related Kepler, Ariel, Fourier and Herschel fields, for closing cash consideration net to Talos Ocho of $420 million (including $42.5 million cash deposit previously paid into escrow by Talos Ocho upon execution of the Purchase Agreement).

The material terms of the Purchase Agreement were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on June 30, 2026, which disclosure is incorporated herein by reference. The foregoing description does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 22, 2026, the Company issued a press release regarding the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in this Current Report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In connection with the Acquisition, the Company assumed responsibility for its proportionate share of future decommissioning obligations associated with the acquired assets. Under the terms of a Decommissioning Security Agreement, the Company is required to provide financial assurance to the Seller to secure performance of these decommissioning obligations. The required security amount is generally based on the Company’s share of estimated decommissioning costs as determined using BSEE cost estimates or, in certain circumstances, an independent third-party estimate. The amount of required security is subject to periodic reassessment and may increase or decrease based on changes in regulatory estimates, field life assumptions, regulatory requirements, or the completion of decommissioning activities. Security may be provided in various forms, including surety bonds, letters of credit, parent company guarantees, cash in escrow, or a combination thereof.

The Company’s share of the initial security is estimated at approximately $195.5 million, which was satisfied through surety bonds as of the Closing Date. Commencing on December 31, 2032, 50% of the security amount is required to be provided in cash escrow.

As previously disclosed, on June 30, 2026, contemporaneously with entry by Talos Ocho into the Purchase Agreement, the Company, Talos Production Inc., a Delaware limited liability company and a wholly owned subsidiary of the Company (“Talos Production”), and certain other direct and indirect subsidiaries of the Company and Talos Production entered into the Borrowing Base Redetermination Agreement, Incremental Agreement, and First Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”).

Effective upon the consummation of the Acquisition, the Credit Agreement Amendment provides for, among other things, (i) a borrowing base increase from $700 million to $850 million and (ii) an increase in the letter of credit sublimit from $250 million to $300 million. The Company expects to issue approximately $49 million in letters of credit in conjunction with closing of the Acquisition.

The material terms of the Credit Agreement Amendment were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on June 30, 2026. The description of the Credit Agreement Amendment herein does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement Amendment filed as Exhibit 10.1 to the Form 8-K filed June 30, 2026.

On the Closing Date, Talos Production, Talos Ocho and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), entered into (i) a first supplemental indenture to the indenture, dated as of July 17, 2026 (the “2034 Indenture”), among Talos Production, the guarantors party thereto (the “Existing Guarantors”), the Trustee and the Collateral Agent governing the 8.000% Second-Priority Senior Secured Notes due 2034 issued by Talos Production and (ii) a second supplemental indenture (the “2031 Supplemental Indenture” and, together with the 2034 Supplemental Indenture, the “Supplemental Indentures”) to the indenture, dated as of February 7, 2024 (the “2031 Indenture”), among Talos Production, the Existing Guarantors, the Trustee and the Collateral Agent governing the 9.375% Second-Priority Senior Secured Notes due 2031 issued by Talos Production. Pursuant to each of the 2034 Supplemental Indenture and the 2031 Supplemental Indenture, Talos Ocho agreed to unconditionally guarantee all of Talos Production’s obligations under the 2034 Indenture and 2031 Indenture, respectively.

The foregoing description of the Supplemental Indentures is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2034 Supplemental Indenture and the 2031 Supplemental Indenture, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business to be acquired.

The Company intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No. Description

2.1* Purchase and Sale Agreement, dated as of June 30, 2026, by and among Shell Offshore Inc., Talos Ocho Energy LLC, and RE Fund V Holdco II Infrastructure, LLC. (incorporated by reference to Exhibit 2.1 to Talos Energy, Inc.’s Current Report on Form 8-K filed on June 30, 2026).

4.1 First Supplemental Indenture, dated as of September 22, 2026, among Talos Production Inc., Talos Ocho Energy LLC and Wilmington Trust, National Association, as trustee and as collateral agent (8.000% Second-Priority Senior Secured Notes due 2034).

4.2 Second Supplemental Indenture, dated as of September 22, 2026, among Talos Production Inc., Talos Ocho Energy LLC and Wilmington Trust, National Association, as trustee and as collateral agent (9.375% Second-Priority Senior Secured Notes due 2031).

99.1 Press Release, dated September 22, 2026.

104 Cover Page Interactive Data File (embedded within Inline XBRL document)

* Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date:	September 22, 2026	By:	/s/ William S. Moss III
William S. Moss III Executive Vice President, General Counsel and Secretary